UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):         June 15, 2011

SUN HEALTHCARE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12040	13-4230695
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18831 Von Karman, Suite 400 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (949) 255-7100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

(a)           The annual meeting of stockholders (the “Annual Meeting”) of Sun Healthcare Group, Inc. (the “Company”) was held on June 15, 2011.

(b)           At the Annual Meeting, the Company’s stockholders (a) elected the seven nominees identified in the table below to the Board of Directors of the Company to serve until the Company’s 2012 Annual Meeting of Stockholders or until successors are duly elected and qualified (“Election of Directors”), (b) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year (“Auditor Ratification”), (c) approved, on an advisory basis, the compensation paid to the Company’s named executive officers as set forth in the Proxy Statement (“Advisory Compensation Vote”), and (d) indicated their preference, on an advisory basis, that an advisory vote on the compensation of the Company’s named executive officers be held every year (“Advisory Frequency Vote”). Set forth below are the final voting tallies for the Annual Meeting:

Election of Directors

				Broker
	For	Against	Abstain	Non-Votes
Gregory S. Anderson	19,744,798	20,265	451,563	2,592,594
Tony M. Astorga	19,717,198	47,864	451,564	2,592,594
Christian K. Bement	19,574,092	190,804	451,730	2,592,594
Michael J. Foster	19,610,835	154,228	451,563	2,592,594
Barbara B. Kennelly	19,735,564	33,078	447,984	2,592,594
William A. Mathies	19,506,852	258,210	451,564	2,592,594
Milton J. Walters	19,574,450	190,678	451,498	2,592,594

Auditor Ratification

For	Against	Abstain
21,789,979	562,190	457,051

Advisory Compensation Vote

For	Against	Abstain	Broker Non-Votes
18,956,252	807,052	453,322	2,592,594

Advisory Frequency Vote
				Broker
1 Year	2 Years	3 Years	Abstain	Non-Votes
18,174,551	1,505	1,587,567	453,003	2,592,594

(d)           After considering the vote results on the Advisory Frequency Vote, the Board of Directors of the Company has decided that it will include an advisory vote on the  compensation paid to the Company’s named executive officers in its proxy materials every year until the next required vote on the frequency of future advisory votes on executive compensation, which will occur no later than the Company’s annual meeting of stockholders in 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HEALTHCARE GROUP, INC.

/s/ Jeffrey M. Kreger
Name: Jeffrey M. Kreger
Title: Vice President and Corporate Controller

Dated:  June 16, 2011